SHAREHOLDER LETTER Q2 2024 | AUGUST 8, 2024 Exhibit 99.2

SHAREHOLDER LETTER Q2 2024 | 2 To Our Shareholders, I am happy to provide our Q2 Earnings report and an update on progress as we transform Benson Hill from an asset-heavy, closed-loop business model to a more agile and scalable asset-light licensing business model. In the first six months of 2024, Benson Hill further solidified its position as a leader in soy seed innovation, laying the groundwork for our long-term plan. Progress across key initiatives in Q2 included accelerated advance- ments in the innovation pipeline, expanded feeding trials with our proprietary seed portfolio, advancements with strategic partners, and exploration of new capital structures. The Benson Hill team remains focused on achieving financial results by delivering differentiated soybean traits that benefit feed, food, and fuel market segments. Setting the Foundation for Future Success In pursuit of those markets, we align on a simple premise: Better Feed, Better Food, and Better Fuel Start with Better Seeds. This underscores how we are leading the pace of innovation in soy quality traits and setting the foundation for future success. Benson Hill’s competitive advantage lies in our proprietary genetics, our CropOS® technology platform, and our Crop Accelerator rapid prototyping facility. The team’s sole focus on quality traits in soybeans, combined with AI-powered seed advancements and speed breeding, gives us the capability to impact end markets in dramatic ways. August 8, 2024 Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q2 2024 | 3 For instance, CropOS derives insights from a vast data lake of more than 470 billion data points. We use these proprietary data points to drive breeding predictions with up to 80 to 85 percent accuracy. This accuracy, coupled with our Crop Accelerator, enables a step change in the plant breeding process in terms of speed and precision. In addition, the Crop Accelerator has enabled plant breeders to com- plete more than 200 crop cycles since the facility opened, representing over four “seasons” a year in a highly controlled environment. Today Benson Hill can create new seed varieties, based on CropOS blueprints, in record time. This approach has helped us generate more than 4.4 million digital genotypes and design and advance more than 24,000 candidate soybean varieties in our breeding program since 2021. This highly advanced technology core led us to develop what we believe to be one of the industry’s broadest and deepest innovation pipelines for soy quality traits - with unmatched speed to market. At its core, Benson Hill is a leader in AI-driven seed innovation utilizing proprietary genetics …resulting in a complete and market-leading toolbox to deliver seed innovations of the future.

Accelerating Advancements in Our Innovation Pipeline

In July, Benson Hill released pipeline details, reaffirming a commitment to serving the broadacre animal feed, soybean oil, and emerging biofuel markets. These innovations, many of which are in field testing, position us to redefine U.S. soy with new varieties that solve specific problems for end users and create value across the agribusiness supply chain.

Pipeline innovations aimed at end-user outcomes will deliver value for multiple markets



Better Feed.
Better Food.
Better Fuel.
2024
High yield, protein & expanded maturities
+ Herbicide Tolerance (HT)
Yield parity with elite varieties
Optimized oil with HT
Step change oil varieties with HT
2032
+ Improved amino acids & energy density
~31M ACRES
~0.8M ACRES
~50M ACRES

The rate at which we have boosted protein, increased yield, and expanded maturity zones is a direct result of Benson Hill's technology platform and the team's focus. Innovations in the next decade are designed to achieve purpose-driven outcomes such as better digestibility, higher feed energy density, and higher oil content. We also believe these advancements will create significant value downstream.

BENSON HILL
SHAREHOLDER LETTER Q2 2024 | 4

To fully capture the value being created, we outlined three focus areas for Benson Hill's innovation pipeline through 2032:

1. **Enhance varieties for near-term impact in animal feed** (projected launches in 2024-2027): By increasing the yield potential and expanding geographic maturities for our proprietary genetics, Benson Hill can deliver better soybeans for feed applications such as poultry, building on our work with Perdue Farms. On our path to broadacre expansion, we expect to broaden our soybean portfolio to approximately 35 varieties by 2025.

2. **Improve oil for biofuels and crude oil soy markets** (projected launches in 2028-2030): We also plan to introduce a range of soybean varieties for biofuels and crude oil applications by the end of the decade. Using years of field testing and genomic data, our researchers recently identified promising variety candidates in the pipeline that could serve a total addressable domestic market of approximately 50 million U.S. soybean acres.

3. **Further expand value creation for animal feed with new soy quality traits** (projected launches in 2032 and beyond): Looking further ahead, we plan to expand value creation in animal feed with high-yielding soybean varieties with traits like higher energy density, better protein quality, improved oil, and reduced anti-nutritional factors, which can deliver significant downstream benefits.

Expanding Feeding Trials with Our Proprietary Seed Portfolio

Benson Hill's proprietary seed portfolio is backed by decades of research. Our flagship UHP-LO soybeans have been a focus of academic research and development since 2012 and successfully demonstrate the positive impact UHP-LO soybeans can deliver for end users in animal feed. Commercial feeding trials conducted in 2020 demonstrated advantages over commodity soy when UHP-LO soy was incorporated into the ration, including higher protein and more metabolizable energy.

Now, after three years of further seed development, a Q1 2024 feeding trial showed how the current UHP-LO varieties, when used in veg-fed broiler diets, drove more significant feed cost reductions than previous generations trialed in 2020, while supporting improved bird performance. The trial also confirmed the total value created with Benson Hill genetics to be within the range we previously communicated ($100 to $230/acre).

BENSON HILL

SHAREHOLDER LETTER Q2 2024 | 5

This UHP-LO feeding trial has since expanded into broader commercial use by an integrated poultry player. In addition, Benson Hill has initiated three new feeding trials with other large poultry broiler and turkey producers for the second half of 2024, representing more than 40 percent of the broiler industry[1].

Commercial and Academic Feeding Trials

	Broilers			Turkey		Swine	Layers	Dairy	Aqua
	Integrator 1	Integrator 2	Integrator 3	Integrator 1	Integrator 2	Broad Market	Broad Market	Integrator 1	Integrator 1
Academic Studies	Complete			In Process		In Process	Target 2025	In Process	Complete
Commercial Feeding Trials	Complete	In Process	In Process	Target Q4 '24	Target Q4 '24	Target 2026	In Development	Target 2025	Complete
Commercial Integration	Complete	Target 2025	Target 2025	Target 2025	Target 2025	Target 2027	In Development	Target 2026	Complete
Commercial Scale-Up	In Process	Target 2026	Target 2026	Target 2026	Target 2026	Target 2028	Target 2027	Target 2027	Complete

To understand the value of UHP-LO soybeans across the animal feed landscape, we also developed a comprehensive roadmap for nearly a dozen academic studies and commercial feeding trials over the next 9 to 12 months. This roadmap will test UHP-LO soybeans in species ranging from broiler chickens (veg-fed and conventional) and turkeys to swine, dairy, and salmon. These end-user market segments represent more than 80 percent of the 30 million U.S. soybean acres used in animal feed[2]. These studies will not only help validate the superior performance of UHP-LO varieties, but the collaborations will also enhance an ever-growing dataset and inform future innovations.

1. WATT Poultry, 2024
2. United Soybean Board Market View Database, 2022

BENSON HILL
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SHAREHOLDER LETTER Q2 2024 | 7 Advancing Strategic Partnerships With supplementary research, Benson Hill is poised to build credibility and scale for the domestic animal feed market. We expect to be well positioned to capture significant market share as we eye broadacre adoption. Under our new licensing model, we will begin to measure total acres accessed by Benson Hill genetics (also called genetic market share) as a benchmark for growth. Benson Hill has continuously operated a portion of its business as a seed and trait licensing company since acquiring Schillinger Genetics in 2019. In 2024, we expanded our number of licensing and distribution partners and broadened the varieties and traits offered to build the foundation for our licensing model. In 2025, we estimate that Benson Hill genetics will be planted on more than 450,000 acres, an increase of more than 60 percent compared to 2024 and a doubling of genetic market share since 2022. We anticipate acres planted with Benson Hill genetics will grow significantly once herbicide-tolerant varieties are launched across Benson Hill’s soybean portfolio in 2026. 6.0 5.5 5.0 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 Our expectation is to plant Benson Hill genetics on 8.5 million acres in North America by 2030. “ ”

SHAREHOLDER LETTER Q2 2024 | 8 For the 2024/2025 crop season, we are contracting directly with farmers to produce Ultra-High Protein and UHP-LO grain for use in the food ingredients and animal feed markets. In addition, we are producing seed for the 2025/2026 crop year across all product categories. Follow- ing the expansion of Benson Hill’s third-party testing network to more than 350 testing locations, we have also advanced discussions with multiple potential end-market users, including exporters. We continue to expand strategic partnerships and licensing opportu- nities across the agriculture supply chain, seeking to leverage partner infrastructure for faster scaling. Our expectation is to plant Benson Hill genetics on 8.5 million acres in North America by 2030. Exploring New Capital Structures to Fund the Business Building on the transformation work we shared last quarter, Benson Hill is balancing near-term innovation efforts with immediate-term cost dis cipline. We currently estimate our existing cash will fund operations through the end of 2024 and continue to explore sources of capital to fund the business going forward. The Company’s strategic road map for the rest of 2024 includes the five key pillars we shared previously: 1. Transition out of our legacy business model 2. Optimize our capital structure and secure financing 3. Continue to improve operating expenses and margins 4. Acquire strategic partnerships and licensing deals across the value chain 5. Expand intellectual property and advance our technology pipeline

Second Quarter Financial Results

(Unaudited) (USD in Millions) Excludes Discontinued Operations[1]	Second Quarter Ended June 30,			
	2024	2023	CHANGE	% CHANGE
Consolidated Revenue	$33.8	$23.5	$10.3	44%
Net Loss from Continuing Operations (Net of Income Tax)	$(18.0)	$(36.5)	$18.5	(51)%
Adjusted EBITDA[2]	$(12.4)	$(15.2)	$2.8	(18)%
Capital Expenditures	$–	$(3.9)	$3.9	(100)%
Free Cash Flow Loss[2]	$(21.1)	$(24.0)	$2.9	(12)%
Cash and Marketable Securities (as of June 30, 2024)[3]	$29.5			

1. Excludes revenue and costs from Seymour and Creston facilities and the Fresh business.
2. See the reconciliation table in the Press Release.
3. Includes cash from both continuing and discontinued operations.

On June 27, Benson Hill confirmed the receipt of a preliminary, non-binding indication of interest from Argonautic Ventures Master SPC, on behalf of itself and other co-investors, to acquire all outstanding shares of the company's common stock. The Board of Directors has formed a Transaction Committee comprised of independent directors to review certain strategic alternatives and evaluate the indication of interest. We do not intend to make further announcements about any alternative until disclosure is appropriate or necessary.

Benson Hill's Q2 results reflect the deliberate transition from the legacy business model toward a licensing business model expected to raise the quality of earnings and improve operating expenses and margins over time.

We reported consolidated revenues of $33.8 million in Q2, which were higher than the previous year's revenues of $23.5 million driven by higher sales of proprietary grain and partnerships and licensing agreements offset by lower yellow pea revenue.

BENSON HILL

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SHAREHOLDER LETTER Q2 2024 | 10 Net loss from continuing operations declined from a loss of $36.5 million in Q2 of 2023 to a loss of $18 million in Q2 of 2024. On an adjusted basis, Total Adjusted EBITDA was a loss of $12.4 million in Q2 2024, an improvement compared to $15.2 million in 2023, driven primarily by decreases in research and development and SG&A expenses because of ongoing actions in the expanded Liquidity Improvement Plan. We ended the quarter with $29.5 million in cash and marketable securities. To download Benson Hill’s Current Report on Form 8-K and Q2 finan- cials, which include related information about our use of non-GAAP financial measures, please visit investors.bensonhill.com

SHAREHOLDER LETTER Q2 2024 | 11 Envisioning A Sustainable Future Finally, aligned with plans to create value for all industry players, Benson Hill released its third annual Environmental, Social, and Gov- ernance (ESG) Report in early July. The report highlights our ongoing commitment to ESG principles and a sustainability proposition to deliver more nutrition from every seed, every acre, and every pound of soybean meal - which results in less pressure on the land, less pressure on water, and lower carbon intensity per unit of output. Improving the environmental footprint of agriculture continues to matter, even as we enter new markets. I remain convinced that our strategic direction is the right one for Benson Hill. Our focus on value creation, innovation, and financial discipline positions us to drive long-term growth and realize a sustain- able future as a seed innovation company. Thank you for supporting Benson Hill as we pursue that future. Warm Regards, Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q2 2024 | 12 Cautionary Note Regarding Forward-Looking Statements Certain statements in this letter may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or im- plied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the Company’s progress toward an asset-light business model, and the anticipated pace and success of such transition; the Compa¬ny’s financial and operating performance during its business transition; the Company’s cost-cutting measures under its expanded Liquidity Im¬provement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; the Company’s current projections and assumptions regarding its business and the industries and markets in which it operates and plans to operate, including its transition to an asset-light business model to serve broadacre animal feed markets; strate¬gic partnership and licensing opportunities; the Company’s antici- pated liquidity, path to profitability, and runway for growth; the sources of expected revenues, costs, profit and earnings; projections of market op- portunity; the potential and capabilities of its innovation pipeline and the expected timeline for the commercialization of the Company’s current and anticipated innovations; the Company’s ability to serve a broad¬acre strategy through partnerships and licensing; the Company’s acreage acquisi- tion and expansion plans; the Company’s plans to use acres accessed by Benson Hill genetics, and the anticipated growth, and timing for such growth, in acres accessed by Benson Hill genetics; the Compa¬ny’s ability to expand and redefine soy markets; the Company’s ability to utilize its innovations to solve problems; the commercial and nutrition¬al benefits of the Company’s UHP-LO soybean meal and other products, including any expectation that the findings associated with the recent trial can be repeated or improved upon in the future, including in broadacre application; the potential adoption of UHP-LO by poultry producers or other animal companies, soybean processors, or farmers; the Company’s ability to identify and evaluate strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; the Company’s estimates for its cash runway, ability to fund operations through the end of 2024 and to continue as a going concern; the execution of the Company’s business plan, strategic roadmap, and executive leadership transition; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, po¬sitioning, resources, capabilities, and expecta- tions for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth; the potential transaction contem¬plated by the indication of interest; any conditions to any such transaction; the occurrence or results of any due diligence review; and the nego¬tiation of definitive transaction documents. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model in a timely manner with sufficient liquidity; risks relating to acreage acquisition and expansion, including growing acres accessed by Benson Hill genetics in the manner and on the timeline antici- pated; risks associated with developing and maintaining partnership and licensing relationships; risks associated with maintaining relation¬ships with customers and suppliers; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from such facilities; risks associated with growing and managing capital resources; risks as-sociated with chang- ing industry conditions and consumer preferences; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Im- provement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern, including that the Company’s estimates of its cash runway and covenant compliance may be wrong, and that the Company could utilize its available capital resources or fail to comply with certain debt covenants sooner than expected; risks associated with the Company’s ability to grow and achieve growth profitably, in¬cluding continued access to the capital resources necessary for growth; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks associated with the Company’s execution of its executive leadership transition, includ- ing, among others, risks re¬lating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s explo- ration of strategic alter¬natives; risks associated with the failure to realize the anticipated commercial or nutritional benefits of the Company’s UHP- LO soybeans and other products; risks that the benefits validated by the recent trial may not be able to be repeated or improved upon in the future, including in broadacre application; risks associated with the accuracy and repeatability of feeding trials generally; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; uncertainty as to the pricing, timing or terms of any transaction with Argonautic Ventures Master SPC or any other member of the investor group, or any other alternative transactions or other strategic opportunities; the risk that the Transaction Committee will not recom¬mend any transaction with Argonautic Ventures Master SPC or any other member of the investor group; the potential inability of parties to reach agreement on definitive terms within a reasonable period; and potential contractual, legal or other obstacles to the consummation of any trans¬action; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Look- ing State¬ments” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional financing, improve its liquidity position, or continue as a going concern. Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company ex¬pressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.